Exhibit 10.2
Omnibus Amendment to the
Rocket Lab USA, Inc. 2021 Stock Option and Incentive Plan, as amended from time to time, the Second Amended and Restated 2013 Stock Option and Grant Plan, as amended from time to time, and the Rocket Lab USA, Inc. 2021 Employee Stock Purchase Plan, as amended from time to time (collectively, the “Equity Plans”), and their Related Award Agreements
May 23, 2025
WHEREAS, in connection with the reorganization of Rocket Lab USA, Inc. (“Rocket Lab”) approved by the Board of Directors of Rocket Lab, pursuant to which Rocket Lab has become a wholly owned subsidiary of Rocket Lab Corporation (“Rocket Lab Corporation”), it is necessary to amend each of the Equity Plans, each of the stock option agreements pursuant to which options to purchase shares of common stock of Rocket Lab have been granted and are outstanding pursuant to one of the Equity Plans (collectively, the “Option Agreements”), each of the restricted stock agreements pursuant to which shares of common stock of Rocket Lab which are subject to restrictions have been granted and are outstanding pursuant to one of the Equity Plans (collectively, the “Restricted Stock Agreements”), and each of the restricted stock unit agreements pursuant to which restricted stock units have been granted and are outstanding pursuant to one of the Equity Plans (collectively, the “RSU Agreements”).
NOW, THEREFORE, each of the Equity Plans, Option Agreements, Restricted Stock Agreements and RSU Agreements are hereby amended as follows, effective as of the closing of the reorganization of Rocket Lab as a wholly owned subsidiary of Rocket Lab Corporation:
1. The definition of the term “Board” or “Board of Directors,” as applicable, as contained in each Equity Plan, Option Agreement, Restricted Stock Agreement and RSU Agreement, to the extent applicable, is hereby amended by deleting the current definition and replacing it with the following:
“‘Board’/‘Board of Directors’ shall mean the board of directors of Rocket Lab Corporation and any successor thereto.”
2. The definition of the term “Company”, “Corporation”, or “Rocket Lab” as applicable, as contained in each Equity Plan, Option Agreement, Restricted Stock Agreement and RSU Agreement is hereby amended by deleting the current definition and replacing it with the following:
“‘Company’/‘Corporation’/‘Rocket Lab’ shall mean Rocket Lab Corporation and any successor thereto.”

3. The definition of the term “Common Shares”, “Share(s)”, or “Stock” as applicable, as contained in each Equity Plan, Option Agreement, Restricted Stock Agreement and RSU Agreement, to the extent applicable, is hereby amended by deleting the current definition and replacing it with the following:
“‘Common Shares’/‘Share(s)’/‘Stock’ shall mean the common stock of Rocket Lab Corporation, par value $0.0001 per share.”
4. All references to “Rocket Lab USA Inc.” contained in each Equity Plan, Option Agreement, Restricted Stock Agreement and RSU Agreement not otherwise changed by the preceding amendments are hereby changed to “Rocket Lab Corporation.”
5. All other provisions of the Equity Plans, Option Agreements, Restricted Stock Agreements and RSU Agreements shall remain in full force and effect, except to the extent modified by the foregoing.
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IN WITNESS WHEREOF, the undersigned has duly executed this Omnibus Amendment as of the date first written above.

ROCKET LAB USA INC.

By:	/s/ Arjun Kampani
Arjun Kampani
Senior Vice President, General Counsel and Secretary

ROCKET LAB CORPORATION

By:	/s/ Arjun Kampani
Arjun Kampani
Senior Vice President, General Counsel and Secretary